UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: May 14, 2024
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
Sun Communities, Inc. (the "Company") held its Annual Meeting of Shareholders on May 14, 2024 (the "Annual Meeting"). The votes cast with respect to each item of business properly presented at the Annual Meeting are as follows:

(a) Proposal 1 – Election of Directors

Shareholders elected ten directors to serve until the 2025 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified, or their earlier resignation or removal, as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Tonya Allen	110,478,701	1,314,564	42,071	2,876,916
Meghan G. Baivier	97,174,491	14,618,918	41,927	2,876,916
Stephanie W. Bergeron	96,008,678	15,784,446	42,212	2,876,916
Jeff T. Blau	111,671,787	121,932	41,617	2,876,916
Jerome W. Ehlinger	111,288,454	505,420	41,462	2,876,916
Brian M. Hermelin	98,815,839	12,977,676	41,821	2,876,916
Craig A. Leupold	111,280,517	506,041	48,778	2,876,916
Clunet R. Lewis	94,785,143	16,954,124	96,069	2,876,916
Gary A. Shiffman	106,405,095	4,955,088	475,153	2,876,916
Arthur A. Weiss	110,450,205	1,343,353	41,778	2,876,916

(b) Proposal 2 – Non-binding Advisory Vote on Executive Compensation:

Shareholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,828,758	8,946,971	59,607	2,876,916

(c) Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm:

Shareholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, as follows:

Votes For	Votes Against	Abstentions
109,858,751	4,699,770	153,731

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 15, 2024	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer